EVANCIC PERRAULT ROBERTSON

CERTIFIED GENERAL ACCOUNTANTS

June 10, 2003

James B. Parsons

Parsons Law Firm

500 108th Ave. N.E.

Suite 1710

Bellevue, WA 98004

Dear James:

Re:    Prime Equipment

We hereby approve the Parsons Law Firm to use the following financial statements in the amended form 10-KSB report:

-    Consolidated financial statements of Prime Equipment, Inc. for the year ended December 31, 2002

Yours truly

Evancic Perrault Robertson

/s/ Robert Tanaka

Robert Tanaka, C.A.

/tw

cc:    Perry Guglielmi

2nd Floor Herco Centre, 566 Lougheed Highway, Coquitlam, B.C. V33K 3S3

Telephone (604) 936-4377   Fax (604) 936-8376

Website www.eprcoq.com   Email:  epr@eproq.com

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